                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
[X]  Definitive Information Statement (as permitted by Rule 14c-5(d)(2))

                                YES CLOTHING CO.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:


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     (2)  Form, Schedule or Registration Statement No.:


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     (3)  Filing Party:


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     (4)  Date Filed:


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

                              INFORMATION STATEMENT
                                       OF
                                YES CLOTHING CO.

                        4695 MacArthur Court, Suite 1450
                         Newport Beach, California 92660
                                 (949) 833-2094

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                September 8, 2000
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 to be held on October 2, 2000 at 10:00 a.m. PDT

To Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Yes Clothing Co., a California corporation ("Yes") scheduled for Monday, October 2, 2000, at the offices of Weed & Co. L.P., located at 4695 MacArthur Court, Suite 1450, Newport Beach, CA 92660 at 10:00 a.m. PDT. This information statement was sent to shareholders via first class mail on September 8, 2000.

         Please review this Notice of Meeting and Information Statement, which describe the matters to be acted upon at the meeting. No proxies are being solicited for this meeting as the parties controlling over the majority of the votes have indicated that they will vote their shares in favor of the persons nominated to be directors of Yes, to ratify the appointment of McKennon, Wilson & Morgan LLP as Yes' independent auditors for the fiscal year ended March 31, 2001, and to merge Yes with a Nevada corporation in order to effect a change in domicile. This Information Statement does not relate to any other event or issue.

Matters to be voted on:

    o Election of Fred G. Luke and Jon L. Lawver as directors for one year terms.

    o Ratification of McKennon, Wilson & Morgan LLP as Yes' independent auditors for the fiscal year ended March 31, 2001.

    o To approve and adopt an Agreement of Merger with a newly formed Nevada corporation, Yes Clothing Company, Inc. whereby Yes will merge with and into this Nevada corporation for the purpose of reincorporating Yes in the State of Nevada (the "Merger Proposal"). If the Merger Proposal is approved, holders of common stock of Yes will receive one (1) share of $.001 par value common stock in the Nevada corporation for every one hundred (100) issued and outstanding shares of no par value common stock held in the Yes. The purpose of this merger is to change Yes' domicile from California to Nevada.

         You have the right to receive this notice and vote at the Annual Meeting if you were a shareholder of record at the close of business on the date of this notice (the "Record Date"). Dissenting shareholders do not have a right of appraisal under the California Corporations Code because Yes Common Stock is listed on the OTC Bulletin Board under the symbol "YSCO."

                                        /s/ Fred G. Luke
                                        ----------------------------------------
                                        Fred G. Luke
                                        Director

Newport Beach, California
September 8, 2000

                           YES CLOTHING COMPANY, INC.
                        4695 MacArthur Blvd., Suite 1450
                         Newport Beach, California 92660
                                 (949) 833-2094

                               GENERAL INFORMATION

Information Statement

         Management of Yes Clothing Co. ("Yes") is providing this information statement to inform you about things to be voted on at the annual meeting of shareholders scheduled for October 2, 2000 (the "Annual Meeting"). The matters to be voted upon are the following: election of two directors for one-year terms, ratification of independent auditors and to merge Yes Clothing Co. with a Nevada corporation in order to effect a change in domicile. This Information Statement does not relate to any other event or issue.

Costs of Information Statement

         Yes will pay the cost of preparing and sending out this information statement. It will be sent to shareholders via regular mail.

         COPIES OF THIS INFORMATION STATEMENT AND YES' ANNUAL REPORT TO SHAREHOLDERS ON FORM 10-KSB, ARE AVAILABLE TO SHAREHOLDERS AT NO CHARGE UPON REQUEST DIRECTED TO:

                                YES CLOTHING CO.
                         4695 MACARTHUR CT., SUITE 1450
                             NEWPORT BEACH, CA 92660

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

Nominees for Director

         The nominees for director are listed below. Information about each nominee is contained in the section entitled "Directors and Executive Officers."

         Name                       Director Since
         -------------              --------------

         Fred G. Luke               December 1998

         Jon L. Lawver              December 1998

         All directors stand for election annually. Officers are elected to a term of one year or less, serve at the pleasure of the Board of Directors, and are entitled only to such compensation as is fixed by the Board.

Voting Securities and Principal Shareholders Thereof

            On September 8, 2000, there were 12,786,492 outstanding shares of common stock of Yes. Each holder of common stock is entitled to one (1) vote per share. On September 8, 2000, there were 1,277,005 shares of Series A Preferred Stock ("Series A") issued and outstanding. Each holder of Series A is entitled to the same voting rights as holders of common stock on a two-for-one basis. Further, each share of the Series A is convertible into thirty two and 65/100 shares of Yes common stock, which at September 8, 2000 would be 41,694,213 shares of common stock, no par value. Shareholders have the right to vote at the Annual Meeting if they were a shareholder of record at the close of business on the date of this notice (the "Record Date").

            In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. Except as otherwise provided, the affirmative vote of a majority of shares represented and voting at this meeting at which a quorum is present, shall be the act of the shareholders in the election of directors.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information regarding ownership of Yes' common stock as of September 8, 2000. The table includes (a) each person known by Yes to be the beneficial owner of more than 5% of Yes' common stock,
(b) each director, (b) each director individually, (c) the named executive officer, and (d) the directors and officers as a group. Unless otherwise indicated, the persons named in the table possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

                                                                 Amount and
                                                                 Nature of
                           Name and Address                      Beneficial       Percent
Title of Class             of Beneficial Owner                    Interest      of Class(1)
--------------             -------------------                   ----------     -----------
No par value               Georges Marciano Trust
Common Stock               9756 Wilshire Blvd.
                           Beverly Hills, CA 90212               2,700,000          21%

                           NewBridge Capital, Inc.
                           4695 MacArthur Court, Suite 1450
                           Newport Beach, California 92660       3,514,693          27%

                           Cede & Co.
                           P.O. Box 20 Bowling Green
                           New York, NY 10004                    6,303,244          49%

No par value               NuVen Advisors L.P.
Series A                   4695 MacArthur Court, Suite 1450
Preferred Stock            Newport Beach, California 92660       1,277,005(2)      100%

Directors and Officers     All Officers and Directors as
                           a Group                                      --          --

----------
(1) Based on 12,786,492 common shares and 1,277,005 preferred shares outstanding, as appropriate.

(2)  Convertible into 41,694,213 shares of common stock, no par value


Directors and Executive Officers

a)   Identification of Directors and Executive Officers.

The following table sets forth certain information concerning Yes' directors and executive officers:

                            Position Held with      Date First Elected
Name               Age      the Company             or Appointed
----               ---      ------------------      ------------------
Fred G. Luke       53       President               December 1998 to Present
                            Director                December 1998 to Present

John L. Lawver     60       Secretary               January 1998 to Present
                            Director                March 1998 to Present

         All directors serve until Yes' next Annual Meeting of Shareholders and until their successors are elected and qualified. Yes' officers serve at the discretion of the board of directors. Yes' directors generally consider the status of the officers at the meeting of Yes' directors following each annual meeting of shareholders.

(b)      Business Experience

         The following is a brief account of the business experience during the past five years of each director and executive officer of Yes' company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

         Fred G. Luke. Mr. Luke has been Yes' President and CEO since December 1998. Mr. Luke has more than twenty-nine (29) years of experience in domestic and international financing and the management of privately and publicly held companies. Since 1982, Mr. Luke has provided consulting services and has served as Chief Executive Officer and/or Chairman of the Board of various publicly held and privately held companies in conjunction with such financial and corporate restructuring services. In addition to his position with Yes, Mr. Luke currently serves as General Partner of NuVen Advisors L.P. ("NuVen") which provides managerial, acquisition and administrative services to public and private companies including Yes. Mr. Luke received a Bachelor of Arts Degree in Mathematics from California State University, San Jose in 1969.

         Jon L. Lawver. Mr. Jon L. Lawver has been Secretary and a Director of Yes since January and March 1999, respectively. Mr. Lawver has 22 years of experience in the area of bank financing where he has assisted medium size companies ($5 million to $15 million) by providing expertise in documentation preparation and locating financing for expansion requirements. Mr. Lawver was with Bank of America from 1961 to 1970, ending his employment as Vice President and Manager of one of its branches. From 1970 to present Mr. Lawver has served as President and a Director of J.L. Lawver Corp., a financial consulting firm. Since 1988, Mr. Lawver has served as President and a Director of Eurasia, a private finance equipment leasing company specializing in oil and gas industry equipment. Mr. Lawver also serves as a director of NetCommerce, Inc. ("NetCommerce"), NewBridge Capital, Inc. ("NewBridge"), Hart Industries, Inc. ("Hart") and NuVen.

(c)      Identification of Certain Significant Employees.

         None.

(d)      Family relationships

         None.

(e)      Involvement in Certain Legal Proceedings.

         During the past five years, no director or officer of Yes has:

         1. Filed or has had filed against him a petition under the federal bankruptcy laws or any state insolvency law, nor has a receiver, agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner, or any corporation or business association of which he was an executive officer at or within two years before such filings.

         2. Been convicted in a criminal proceeding.

         3. Been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting his involvement in any type of business, securities or banking activities.

         4. Been found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, which judgment has not been reversed, suspended, or vacated.

(f)      Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that Yes' directors and officers and persons who own more than ten percent of Yes' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than ten-percent shareholders are required by SEC regulations to furnish Yes with copies of all Section 16(a) reports filed.

         Based solely on its review of the copies of the reports it received from persons required to file, Yes believes that during the period from April 1, 1998 through the present, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.

Certain Relationships and Related Transactions

         Effective January 21, 1998, Yes entered into an Advisory and Management Agreement (the "Advisory Agreement") with NuVen, the predecessor of NuVen Advisors Limited Partnership, for the engagement of NuVen to perform professional and advisory services. Yes had approximately $131,000 due to NuVen as of September 8, 2000.

         As of this date, Yes does not have standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions.

         There were five total board meetings held during the last full fiscal year. Both directors attended all meetings.

Compensation of Directors and Executive Officers

(a)      Summary Compensation Table.

         The following summary compensation table sets forth in summary form the compensation received during each of Yes' last two completed years by its president and four most highly paid officers ("Named Executive Officers"). There were no officers who earned in excess of $100,000 per annum:

Name and Principal                 Salary    Other Annual        Options
Position                 Year      ($)(1)    Compensation($)     Granted(#)(2)
------------------       ----      ------    ---------------     -------------
Fred G. Luke             2000          --        N/A                 N/A
President and CEO        1999          --        N/A                 N/A
(12-98 to Present)       1998          --        N/A                 N/A

Guy Anthome              1998          --        N/A                 N/A
Former Chairman and
CEO
(June 1996 to
December 1998)

Jon L. Lawver            2000      36,000        N/A                 N/A
Secretary                1999      15,000        N/A                 N/A
(1-98 to Present)        1998      12,000        N/A                 N/A

----------
(1)   The accrued but unpaid value of base salary (cash and non-cash).

(2) Except for stock option plans, Yes does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one year. No stock options are currently outstanding.


(b)      Stock Options

         None.

(c)      Long-Term Incentive Plans Table

         There were no long-term incentive plans during the last two years.

         Nuven, the holder of 1,277,005 shares of Series A, intends to vote its shares in favor of the above listed directors and if necessary, convert its Series A into the requisite shares of common stock necessary to elect these directors. NewBridge, the holder of 3,514,693 shares of common stock intends to vote its common stock in favor of the above listed directors. Prior to any conversion of the Series A, NewBridge and Nuven hold 32% of the voting power and after conversion of the Series A into common stock, the parties will hold 83% of the voting power, which is a majority of the outstanding shares entitled to vote.

                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                (Proposal No. 2)

         Grobstein, Horwath & Company LLP previously issued an unqualified report dual dated June 2 and June 5, 1997, for the year ended March 31, 1997 assuming Yes will continue as a going concern, which did not contain any adverse opinion or disclaimer of opinion, or any qualification as to uncertainty, audit scope or accounting principles. There were no disagreements with Grobstein, Horwath & Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The auditing practice of Grobstein, Horwath & Company LLP, resigned as Yes' independent accountants.

         On July 6, 1999, the auditing practice of McKennon Wilson & Morgan, LLP was engaged to perform an audit of Yes' financial statements as of March 31, 1999 and for the two years then ended, included in the Annual Report on Form 10-KSB for the years ended March 31, 1999 and March 31, 2000.

         The decision to change principal independent accountants was made by Yes' Board of Directors.

            Except as otherwise provided, the affirmative vote of a majority of shares represented and voting at this meeting at which a quorum is present, shall be the act of the shareholders in the ratification of independent auditors. Nuven, the holder of 1,277,005 shares of Series A, intends to vote its shares in favor of the appointment of McKennon, Wilson & Morgan as independent auditors to examine the financial statements of Yes for the fiscal year ending March 31, 2001 and if necessary, convert its Series A into the requisite shares of common stock necessary to appoint these auditors. NewBridge, the holder of 3,514,693 shares of common stock intends to vote its common stock in favor of the above listed auditors. Prior to any conversion of the Series A, NewBridge and Nuven hold 32% of the voting power and, after conversion of the Series A into common stock, the parties will hold 83% of the voting power, which is a majority of the outstanding shares entitled to vote. A representative of McKennon, Wilson & Morgan will be present at the Annual Meeting, will have an opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.


               MERGER WITH A NEVADA CORPORATION FOR THE PURPOSE OF
                  EFFECTING A CHANGE IN YES' CORPORATE DOMICILE
                                (Proposal No. 3)

         The Board of Directors (the "Board") has approved an Agreement of Merger ("Merger") with Yes Clothing Company, Inc., a Nevada corporation ("YCCI") to implement a reincorporation of Yes in the State of Nevada. YCCI was incorporated by Yes specifically for the purpose of implementing the Merger. YCCI has no assets or liabilities. Under the Merger Agreement, the name of Yes will become Yes Clothing Company, Inc. and all the assets and liabilities of YCCI will become the assets and liabilities of Yes. Nevada was chosen by the Board as the new proposed state of incorporation due to Nevada's favorable corporate and income tax laws. Nevada has no corporate income or franchise taxes on corporate income.

         If this Proposal is adopted by the stockholders, one hundred (100) shares of no par value common stock in Yes will be exchanged for one (1) share of common stock in the Nevada corporation. New certificates for shares of common stock in the Nevada corporation may be obtained by surrendering certificates representing shares of presently outstanding common stock to Yes' transfer agent, Interwest Transfer Co., Inc. (the "Transfer Agent"), together with any documentation required to permit the exchange. Holders of certificates of presently outstanding common stock will be required to exchange their certificates. The costs of issuing such replacement certificates will be paid by Yes at an estimated cost of $11,000. It is anticipated that the Merger will be effected upon the filing of Articles of Merger with the Secretaries of the State of Nevada and California as soon as practicable following shareholder approval.

         Holders of the common stock will not be required to recognize any gain or loss as the result of the exchange of securities which occur in connection with the share exchange in the Merger. The tax basis of the aggregate shares of common stock received as a result of the Merger will be equal to the basis of the aggregate shares of common stock surrendered in exchange for such common stock. The holding period for shares of common stock received as a result of the share exchange will include the holding period of common stock exchanged for the new shares, for both tax and Rule 144 purposes. Under the California Corporations Code 1201, the Merger requires the approval of the holders of a majority of the outstanding shares of the outstanding capital stock. For the reasons set forth above, the Board recommends approval by the shareholders of the proposed re-incorporation in Nevada.

         Nuven, the holder of 1,277,005 shares of Series A, intends to vote its shares in favor of the Merger and if necessary, convert its Series A into the requisite shares of common stock necessary to effect this Merger. NewBridge, the holder of 3,514,693 shares of common stock intends to vote its common stock in favor of the Merger. Prior to any conversion of the Series A, NewBridge and Nuven hold 32% of the voting power and after conversion of the Series A into common stock, the parties will hold 83% of the voting power, which is a majority of the outstanding shares entitled to vote.

Yes Clothing Company, Inc., a Nevada Corporation ("YCCI")

         Upon consummation of the Merger, the holders of issued and outstanding Yes shares will receive YCCI shares. The rights of holders of YCCI shares are governed by its Certificate of Incorporation, By-Laws and Nevada law, while the rights of holders of Yes shares are governed by Yes' Articles of Incorporation, By-Laws and California law. In some respects, the rights of holders of YCCI shares and holders of Yes shares are similar. Although it is impractical to note all of the differences between the provisions of YCCI's Certificate of Incorporation, By-Laws, and Nevada law and the provisions of Yes' Articles of Incorporation, By-Laws, and California law, the following is a summary of material differences between the rights of holders of YCCI's shares compared with those of holders of Yes' shares.

The following summary table is qualified by the discussion which follows the table:

                                                Yes                  YCCI
                                        ------------------    ------------------
State of Incorporation                  California            Nevada
Authorized Common                       20,000,000            75,000,000
Authorized Preferred                     2,000,000            25,000,000
Issued - Common                         12,786,492                     1
Issued - Preferred                       1,277,005                     0
Meeting Quorum
Requirements                            Majority              Majority
Shareholder Action
w/o Meeting                             Majority              Majority
Dividends                               When Declared         When Declared
Votes                                   One Vote Per Share    One Vote Per Share
Cumulative Voting                            No                    No
Vote Required For:
1)  Sale of Assets                      1)  Majority          1)  Majority
2)  Amendment of Articles               2)  Majority          2)  Majority
3)  Director Removal                    3)  Majority          3)  Two-Thirds
Preemptive Rights                            No                    No
Dissolution Rights                           Yes                   Yes
Limitation of Director Liability             Yes                   Yes
Assessment                                   No                    No
Redemption of Common                         No                    No
Rights to Inspect Records                    Yes                   Yes
Right to file Derivative Action              Yes                   Yes
Shareholder Liability for Derivative
Actions                                      Possibly              Possibly

Description of Shares

         YCCI is authorized to issue 75,000,000 shares of YCCI $.001 par value common stock and 25,000,000 shares of YCCI $.001 par value Preferred Stock ("YCCI Preferred"). There is one share of YCCI common stock issued and outstanding. The YCCI Preferred shares may be issued into one or more series, with the YCCI Board of Directors fixing the designation, preferences and relative, participating, optional or other special rights, or qualification, limitations or restrictions thereof of the shares of each series, including dividend rate, whether dividends shall be cumulative, voting rights, conversion rights, redemption rights, and liquidation or dissolution rights. No series of

YCCI Preferred shares is issued and outstanding. Yes is authorized to issue 20,000,000 shares of its no par value common stock of which 12,786,492 shares were issued and outstanding as of the Record Date. Yes is authorized to issue 2,000,000 shares of Series A Convertible Preferred Stock (the "Series A"), of which 1,277,005 shares are presently issued and outstanding. The Series A shall is senior to the common stock and any other series or class of preferred stock that Yes may create.

Dividend Rights

         Subject to the rights of holders of YCCI Preferred shares, if any, to receive certain dividends prior to the declaration of dividends on YCCI or Yes' shares, as the case may be, when and as dividends, payable in cash, stock or other property, are declared by the Board of Directors of YCCI or Yes, as the case may be, the holders of Yes shares or YCCI shares, respectively, are entitled to share equally, share for share, in such dividends. Under Nevada law, no dividends may be paid if, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

         Under California law, no dividends may be given unless (1) the amount of retained earnings of the corporation immediately prior thereto equals or exceeds the amount of the proposed distribution, and (2) the sum of the assets of the corporation would be equal to a least 1 1/4 times its liabilities and the current assets would be at least equal to its current liabilities. Further, under California law, no dividends may be given if the corporation, as a result of the dividends, would be likely to be unable to meet its liabilities as they mature, or if required, the corporation has not satisfied the preferential rights of stockholders whose rights are superior to those receiving the distribution.

         In the event that Yes declares dividends, before distribution to any other shareholders, holders of the Series A Preferred Stock, of which 1,277,005 shares are issued and outstanding, are entitled to $.20 per share to be paid in cash or in market value of Yes' common stock.

Voting Rights

         Those who hold Yes shares on the date the Merger is consummated will be entitled as a group to hold one-hundredth (1/100th) the number of YCCI common shares. Holders of YCCI shares and Yes shares are entitled to one vote for each share on all matters voted upon by shareholders of Yes or YCCI, respectively. Holders of Yes' Series A are entitled to the same voting rights as the common stock on a two-for-one basis. Two-thirds of the total outstanding Series A must vote to approve this Merger.

         Pursuant to YCCI's Articles of Incorporation, holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Pursuant to Yes' Articles of Incorporation and By-Laws, at all meetings of shareholders, a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

         Pursuant to Nevada law, holders of YCCI's shares may take action without a meeting, and without prior notice, upon the written consent of shareholders holding at least a majority of the voting power, except that if a greater proportion is required for the action to be taken at a meeting, then the greater proportion of written consents is required.

         Pursuant to California law, holders of Yes shares may take action without a meeting only upon written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Special Meetings of the Shareholders of Yes may be called by the President, the Chairman of the Board, the Board of Directors or shareholders holding not less than ten percent of the shares entitled to vote. Special Meetings of the Shareholders of YCCI may be called by the President, the majority of the Board of Directors, or shareholders holding a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

         Yes' Articles of Incorporation require the approval of a majority of all outstanding Yes shares entitled to vote for amendment of the Articles of Incorporation and the approval of a majority of all of the outstanding Yes shares for the merger, consolidation, sale, or disposition of all or substantially all of Yes' assets and voluntary dissolution. The statutory provisions applicable to (1) the amendment of the YCCI Certificate of Incorporation, (2) the approval of merger, consolidation, or dissolution of YCCI, and (3) the sale of substantially all of YCCI's assets are similar to those applicable Yes actions. Nevada law and YCCI's Certificate of Incorporation require the vote of a majority of YCCI shares to effect any of the actions referenced in (1), (2), or (3) above.

         Removal of a director under California law requires the affirmative vote of a majority of the outstanding Yes shares. Removal of a director under Nevada law requires the affirmative vote of not less than two-thirds of the outstanding YCCI shares. YCCI's By-Laws were adopted by its Board of Directors and may be amended or repealed by its Board of Directors or a majority vote of stockholders. Yes' By-Laws may be amended or repealed by its Board of Directors or holders of a majority of outstanding shares.

Preemptive Rights

         Authorized YCCI shares and Yes shares may be issued at any time and from time to time, in such amounts, and for such considerations as may be fixed by the Board of Directors of YCCI and Yes, respectively. Yes is authorized to issue 2,000,000 shares of Series A Convertible Preferred Stock (the "Series A"), of which 1,277,005 shares are presently issued and outstanding. The Series A shall is senior to the common stock and any other series or class of preferred stock that Yes may create. Each share of Series A is convertible at the option of the holder, into thirty two and 65/100 shares of Yes' common stock. In the event of Merger, holders of the Series A will be entitled to receive upon conversion of the Series A, the number of shares of stock or other securities or property of Yes, or of the successor company to which the holders of the Series A would have been entitled to prior to such Merger.

Liability of Directors

         As authorized by Nevada law, YCCI's Articles of Incorporation contains a provision to the effect that no director of shall be personally liable to it or any of its shareholders for damages for any breach of duty as a director except to the extent limited by law. Yes' Articles of Incorporation contain a similar provision pursuant to a similar provision of California law. Nevada and California law, and YCCI's By-Laws and Yes' By-Laws, contain provisions providing for the indemnification of directors and officers against certain liabilities. Article 10 of the Articles of Incorporation of YCCI provides that to the fullest extent permitted by Nevada Revised Statutes, an officer or director shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director. Nevada Revised Statute 78.037 and the Articles restricts the exclusion of monetary damages for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law or the willful or grossly negligent payment of dividends in violation of Nevada law (excepting those directors who dissented to the unlawful distribution).

         In comparison to Nevada law, California law is more restrictive in the circumstances under which the liability of a director may be limited or eliminated. Article V of Yes' Articles of Incorporation provides that the liability of a director shall be eliminated to the fullest extent permitted under applicable California law. California Corporation Code sections 204(10) and 309(c) provide that the corporation may eliminate or limit the personal liability of a director to the corporation to its shareholders for monetary damages for breach of fiduciary duty as a director; except that the liability of a director shall not be eliminated or limited for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct, a knowing violation of law, acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders, for acts or omissions that constitute an unexcused pattern of inattentiveness that amounts to an abdication of the director's duties, violation of sections 310 or 316 of the Code or any transaction from which the director directly or indirectly derived an improper benefit.

Liquidation Rights

         In the event of any liquidation, dissolution, or winding up of Yes or YCCI, whether voluntary or involuntary, the holders of Yes shares or YCCI shares, respectively, are entitled to share, on a share-for-share basis, in any of the assets or funds of YCCI or Yes, as the case may be, which are distributable to its shareholders upon such liquidation, dissolution, or winding up. Such a distribution would be subject to the prior rights of creditors of YCCI or Yes, as the case may be, and, to the prior rights of the holders, if any, of YCCI Preferred shares. In the event of any liquidation, dissolution or winding up of Yes, whether voluntary or involuntary, the holders of the Series A then outstanding shall be entitled to be paid out the assets of Yes, before distribution to any other shareholders, an amount equal to Two Dollars ($2.00) per share.

Dissenters Rights

         Under Nevada law, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of 1) consummation of a plan of merger for which shareholder approval is required under Nevada law or if the corporation is a subsidiary and is merged with its parent; 2) consummation of a plan of exchange to which the corporation is a party as the corporation whose shares will be acquired, if the stockholder is entitled to vote on the plan; and 3) any corporate action taken pursuant to a vote of the stockholders to the extent the Articles of Incorporation, Bylaws or a resolution of the Board of Directors provides that stockholders are entitled to dissent and obtain payment for their shares. There is no right of dissent with respect to a plan of merger or exchange if at the record date fixed to determine stockholders entitled to receive notice and to vote at the meeting at which the plan of merger or exchange is to be acted upon the shares were listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by at least 2,000 stockholders of record unless:

         1. The Articles of Incorporation of the corporation issuing the shares provide otherwise; or

         2. The holders of the shares are required to accept for such shares anything except (a) cash, shares (or combination thereof) or shares and cash in lieu of fractional shares of the surviving or acquiring corporation or any other corporation which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange designated as a National Market System security on an interdealer quotation system by the National Association of Securities Dealers or held of record by at least 2,000 stockholders of record.

         Under California law, if the approval of outstanding shares of a corporation is required for a reorganization, then each shareholder entitled to vote on the transaction and each shareholder of a subsidiary in a short-form merger is entitled to dissent. There is no right of dissent with respect to a plan of merger or exchange if at the record date fixed to determine stockholders entitled to receive notice and to vote at the meeting at which the plan of merger or exchange is to be acted upon the shares were listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by at least 2,000 stockholders of record.

Assessment and Redemption

         YCCI shares to be issued upon consummation of the Merger will be fully paid and non-assessable. Yes shares, for which full consideration has been paid, are deemed to be fully paid and non-assessable. Neither YCCI nor Yes common shares have any redemption provisions.

Transfer Agent

         The transfer agent for Yes' shares is Interwest Transfer Co., Inc., located at 1981 E. 4800 South, Suite 100, Salt Lake City, Utah 84117. If the Merger is consummated, the transfer agent for YCCI shares will be Interwest Transfer Co.

Inspection Rights

         Under California law a shareholder may inspect and copy Yes' accounting records and minutes of proceedings of the shareholders at any reasonable time during usual business hours for a purpose reasonably related to such holder's interests as a shareholder. Under Nevada law, a shareholder may inspect and copy YCCI's shareholder list if he/she has been a shareholder for at least six months preceding his/her demand or is a shareholder, or is authorized in writing by shareholders holding, at least 5% of all its outstanding shares. Since both Yes' and YCCI's principal executive offices are in California, California law permits a shareholder to inspect and copy the shareholder list regardless of the amount of shares held upon written demand to the corporation for a purpose reasonably related to such holder's interest as a shareholder. Yes, YCCI, or the transfer agent may impose a reasonable fee to cover the cost of production and copying the records.

Derivative Rights

         Under both California and Nevada law, no derivative action may be brought unless the plaintiff was a shareholder at the time of the transaction complained of, or received shares by operation of law from such shareholder. In Nevada, the complaint must be verified by oath and set forth with particularity the efforts of plaintiff to secure proper action by the corporation or shareholders. Under California law, in certain instances, the corporation or defendant may require the shareholder to post a bond in the aggregate amount of $50,000 to secure the reasonable expenses of the parties entitled to make such motion. Under Nevada law, plaintiff in a shareholders' derivative action may be required to give security for costs, including attorney fees, upon a finding that there is no reasonable possibility that suit will benefit the corporation or that moving party, if other than a corporation, did not participate in the transaction complained of in any capacity.

Issuance of Additional Shares:  Possible Dilution

         Yes is authorized to issue 20,000,000 shares of no par value common stock. There are 12,786,492 shares now issued and outstanding leaving only 7,213,508 shares available for issuance. If the Merger is consummated, upon the issuance of new shares for whatever reason, whether upon acquisition of assets, exercise of options, conversion of preferred stock or otherwise, existing shareholders will suffer dilution. If the Merger is consummated, significant dilution of current common stockholders is possible upon the issuance of more common shares.


                         FINANCIAL AND OTHER INFORMATION

         Enclosed with this information statement is a copy of Yes' annual report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended March 31, 2000.


                                        By Order of the Board of Directors


                                        /s/ Fred G. Luke
                                        ----------------------------------------
                                        Fred G. Luke
                                        President and CEO

September 8, 2000